Exhibit 10.24.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) is made and entered into as of August 10, 2015 by and between MUFG UNION BANK, N.A., a national banking association formerly known as “Union Bank, N.A.” (“Bank”), and PRINCESS INVESTMENT HOLDINGS, INC., a Delaware corporation (“Creditor”).

Recitals

A.     Bank has heretofore extended and/or may hereafter extend certain financial accommodations to Talon International, Inc., a Delaware corporation (“Talon International”), pursuant to a Commercial Credit Agreement dated as of December 31, 2013 (that agreement, together with any related promissory notes, guaranties, security documents and other documents, instruments and agreements, as the foregoing may be amended, restated or otherwise modified from time to time, collectively referred to as the “Bank Loan Agreement”) between Talon International and Bank and in connection therewith has heretofore acquired and/or may hereafter acquire a security interest in substantially all of the personal property of Talon International and certain of its subsidiaries. Creditor is extending and/or may hereafter extend certain financial accommodations to Talon International pursuant to a Loan and Reimbursement Agreement dated as of August 10, 2015 (that agreement, together with any related promissory notes, guaranties, security documents and other documents, instruments and agreements, as the foregoing may be amended, restated or otherwise modified from time to time, collectively referred to as the “Creditor Loan Agreement”) among Talon International, certain subsidiaries of Talon International and Creditor and in connection therewith has heretofore acquired and/or may hereafter acquire a security interest in substantially all of the personal property of Talon International and certain of its subsidiaries. Talon International and its subsidiaries are collectively referred to herein as “Borrower.”

B.     Bank and Creditor desire to establish the relative priority of the security interests held or to be held by each of them in and to all personal property of Borrower in which they now or hereafter may concurrently hold security interests to secure (i) the obligations of Borrower to Bank under the Bank Loan Agreement (the “Bank Obligations”) and (ii) the obligations of Borrower to Creditor under the Creditor Loan Agreement (the “Creditor Obligations”).

NOW, THEREFORE, for and in consideration of the premises hereof and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as set forth below.

1.     Shared Collateral. As used in this Agreement, “Shared Collateral” shall mean, at any given time, all personal property of Borrower in which Bank and Creditor concurrently hold a security interest, and all proceeds and products thereof, as collateral to secure the Bank Obligations and the Creditor Obligations.

2.     Scope. This Agreement governs the respective rights and priorities of Bank and Creditor in and to the Shared Collateral; provided, however, that, notwithstanding any other provision of this Agreement to the contrary, the maximum amount of the Bank Obligations that shall be subject to this Agreement shall be the aggregate of $3,600,000 in principal amount plus interest payable on that principal amount and fees, costs, expenses and other amounts payable in respect of such principal and interest (the aggregate of such principal, interest, fees, costs, expenses and other amounts herein called the “Senior Bank Obligations”), and any amount of the Bank Obligations in excess of the Senior Bank Obligations shall not be subject to this Agreement. The respective rights and priorities of Bank and Creditor in and to all other property of Borrower and all other matters not expressly covered herein (including without limitation Bank’s security interest in the Shared Collateral to the extent that it secures any amount of the Bank Obligations in excess of the Senior Bank Obligations) shall be governed by applicable law.

3.     Subordination by Creditor. Notwithstanding any contrary provision of the California Uniform Commercial Code or any other applicable law (including without limitation provisions governing the time or order of attachment or perfection of security interests, the time or order of filing of UCC Financing Statements or the giving or failure to give notice of the acquisition of purchase-money or other security interests), but subject to the other terms and conditions of this Agreement, the security interest of Creditor in and to the Shared Collateral shall be, and shall continue to be, subject, subordinate and inferior to the security interest of Bank therein, but only with respect to the Senior Bank Obligations.

4.     Enforceability of Security Interests. Bank and Creditor have entered into this Agreement on the assumption that their respective security interests in the Shared Collateral are valid and enforceable. Each of Bank and Creditor agrees that, if the security interest claimed by either of them in all or any portion of the Shared Collateral is not perfected or is avoidable for any reason, then the subordination hereunder shall nevertheless be effective with respect to the Shared Collateral.

5.     Duties of Creditor. If Creditor takes possession of any of the property of Borrower in which Bank holds a security interest or realizes proceeds therefrom in accordance with the terms of any security agreement, and in either case the Senior Bank Obligations have not then been paid in full, then Creditor shall hold such property or such proceeds, as the case may be, for the benefit of Bank and shall promptly deliver the same to Bank for application to the Senior Bank Obligations until they have been paid in full.

6.     Request for Notice. This Agreement constitutes a written request from each party to the other party for notice of the time and place of any public sale of any of the Shared Collateral or for notice of the time on or after which any private sale or other intended disposition of any of the Shared Collateral is to be made.

7.     Miscellaneous.

7.1     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to the choice-of-law principles thereof (other than California Civil Code Section 1646.5).

7.2     Unless the context otherwise requires, all terms used herein that are defined in the California Uniform Commercial Code shall have the meanings stated therein.

7.3     If suit is brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs in addition to any other remedy or recovery awarded by the court.

7.4     Any forbearance, failure or delay by either party hereto in exercising any right, power or remedy hereunder shall not be considered a waiver thereof, and any single or partial exercise thereof shall not preclude any further exercise thereof.

7.5     Each party will, upon the request of the other party, execute and deliver to the other party such further documents, including without limitation financing statement changes, as are reasonably necessary or desirable to evidence the subject matter of this Agreement.

7.6     This Agreement and the Subordination Agreement of even date between Bank and Creditor contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof. This Agreement may not be modified or terminated except by a writing signed by both parties. Nothing contained herein shall be deemed to affect in any way any agreement that either party may have with any person or entity that is not a party hereto, including without limitation Borrower, or to grant any right, benefit, priority or interest to any such person or entity. This Agreement shall not be deemed an agreement by either party hereto not to finance or not to take a security interest in any assets of Borrower, nor shall it be deemed to be an agreement to make or continue any financial accommodations to Borrower.

7.7     Any notice or other communication provided for or allowed hereunder shall be given by one of the following methods, addressed to the respective party at its address provided on the signature page hereof (or at such other address as the party changing its address shall notify the other as provided herein), and shall be deemed to be effective (a) upon delivery, if delivered personally, (b) upon receipt, if mailed, first-class postage prepaid, with the United States Postal Service, (c) on the next business day, if sent by an overnight courier service of recognized standing, and (d) upon telephoned confirmation of receipt, if telecopied.

7.8     To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning this Agreement (each a “Claim”), each of Creditor and Bank expressly, intentionally and deliberately waives any right it may otherwise have to trial by jury. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, Creditor and Bank agree that any Claim, including without limitation any question of law or fact relating thereto, shall, at the written request of Creditor or Bank, be determined by judicial reference pursuant to the law applicable to this Agreement. Creditor and Bank shall select a single neutral referee, who shall be a retired state or federal judge. In the event that Creditor and Bank cannot agree upon a referee, the court shall appoint the referee. The referee shall report a statement of decision to the court. Nothing in this section shall limit the right of Creditor or Bank at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. Creditor and Bank shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation and enforceability of this section. Creditor and Bank acknowledge that, if a referee is selected to determine any Claim, then such Claim will not be decided by a jury.

7.9     This Agreement may be executed in identical original counterparts, each of which shall be deemed an original and taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or pdf shall be effective as delivery of an originally executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

MUFG UNION BANK, N.A.

By:        /s/ Rudy Cedillos

Name:         Rudy Cedillos

Title:           Vice President

MUFG Union Bank, N.A.

21700 Oxnard Street, Suite 120

Woodland Hills, CA 91367

Attention: Rudy Cedillos

Telephone: 818-316-3153

Facsimile: 818-316-3172

PRINCESS INVESTMENT HOLDINGS, INC.

By:  /s/ Nicola Kilmer-Barber

Name:  NICOLA KILMER-BARBER

Title:  DIRECTOR and CEO

Princess Investment Holdings, Inc.

c/o Elkins Kalt Weintraub Reuben Gartside LLP

2049 Century Park East, Suite 2700

Los Angeles, CA 90067

Attention: Frederick W. Gartside

Telephone: 310-746-4405

Facsimile: 310-746-4495

with a copy to Clive Diamond by email: clive@stonebridge.com.au

BORROWER’S CONSENT

By its execution of this Consent, Talon International, for itself and its subsidiaries, although not a party to the foregoing Agreement, (a) consents to the terms and conditions of the foregoing Agreement and (b) acknowledges and agrees that a default on any of Borrower’s obligations to either Bank or Creditor shall also constitute a default under Borrower’s obligations to the other.

August 10, 2015

TALON INTERNATIONAL, INC.

By:  /s/ Nancy Agger-Nielsen

Name:  Nancy Agger-Nielsen

Title:       CFO